Exhibit 99.2
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

                                CAT LIMITED
                          CONDENSED BALANCE SHEET
                         DECEMBER 31, 1997 AND 1996
                  (in thousands of United States dollars)

                                                               1997             1996
                                                               ----             ----
                                                                      (unaudited)
                                            ASSETS
Fixed maturity securities at fair value (amortized cost
 $398,442 and $365,045 at December 31, 1997 and 1996)       $ 399,540        $ 368,865
Investment in insurance linked notes                           19,406             --
Short term investments                                         33,831           17,437
Equity securities at fair value                                28,009           10,165
                                                              -------          -------
                                                              480,786          391,467

Cash and cash equivalents                                      35,133           73,393
Investment in Enterprise                                       72,597             --
Premiums receivable                                            17,133           21,114
Other                                                          12,482           11,444
                                                               ------           ------
 Total assets                                              $  618,131        $ 497,418
                                                           ==========        =========

                                    LIABILITIES

Reserve for losses, loss expenses and
 experience refunds                                         $  36,862       $   42,121
Unearned premiums                                              24,411           25,420
Other                                                          16,418            6,853
                                                               ------           ------
Total Liabilities                                              77,691           74,394
                                                               ------           ------

                           SHAREHOLDERS' EQUITY

Common stock                                                    2,695            2,695
Additional paid-in capital                                    251,995          251,995
Net unrealized gains (losses) on investments                   18,728           (1,015)
Retained earnings                                             267,022          169,349
 Total shareholders' equity                                   540,440          423,024
                                                              -------          -------

Total liabilities and shareholders' equity                  $ 618,131        $ 497,418
                                                            =========        =========



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

                                CAT LIMITED
                       CONDENSED STATEMENTS OF INCOME
                         DECEMBER 31, 1997 AND 1996
                  (in thousands of United States Dollars)

                                                                  1997               1996
                                                                         (unaudited)

Net premiums written                                       $ 135,882        $ 135,829
Change in unearned premiums                                    2,579            5,309
                                                               -----            -----
Premiums earned                                              138,461          141,138
                                                             -------          -------

Net investment income                                         23,207           25,056
Realized gains (losses) on sales of investments                 (242)             157
                                                               -----              ---
Total revenue                                                161,426          166,351

Reserve for losses, loss expenses and experience refunds      25,627           56,731
Acquisition costs                                             13,873           13,641
General and administration expenses                           16,176           11,107
                                                              ------           ------
 Total expenses                                               55,676           81,479
                                                              ------           ------

Net income                                                 $ 105,750        $  84,872
                                                           =========        =========

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